EXHIBIT (a)(14)

FORM OF WRITTEN INSTRUMENT AMENDING THE
AMENDED AND RESTATED
AGREEMENT AND DECLARATION OF TRUST
OF PACIFIC SELECT FUND

RESOLVED, that the undersigned, being a majority of the Trustees of Pacific Select Fund, a Massachusetts business trust (the “Trust”), acting pursuant to Section 6.2 of the Amended and Restated Agreement and Declaration of Trust, dated October 28, 1999, as amended (“Declaration of Trust”), hereby amend the Declaration of Trust to redesignate the name of the I-Net Tollkeeper Portfolio as the Concentrated Growth Portfolio effective February 1, 2005.

     IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of the 19th day of January, 2005.

Thomas C. Sutton	Glenn S. Schafer
Trustee	Trustee

Richard L. Nelson	Lucie H. Moore
Trustee	Trustee

Lyman W. Porter	Alan Richards
Trustee	Trustee

Cecilia H. Herbert	G. Thomas Willis
Trustee	Trustee

Nooruddin S. Veerjee	Frederick L. Blackmon
Trustee	Trustee

PRESIDENT’S CERTIFICATE

     The undersigned, being the duly appointed, qualified and active President of Pacific Select Fund (the “Trust”), hereby certifies that Section 6.2 of the Trust’s Amended and Restated Agreement and Declaration of Trust dated October 28, 1999 as amended (the “Declaration of Trust”) has been duly amended in accordance with the provisions of Section 11.4 of the Declaration of Trust.

Date: January 19, 2005	Glenn S. Schafer
President